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                                                                   EXHIBIT 10.13



                            SECURITY AND PLEDGE AGREEMENT


    THIS AGREEMENT made as of September 18, 1997, by and between TELETRAC, INC., a Delaware corporation (the "DEBTOR"), and FLEET NATIONAL BANK, as agent (in such capacity, together with its successors and assigns in such capacity, the "AGENT") for the benefit of the financial institutions and other Persons which are or which become Lenders under, and as defined in, the Credit Agreement referred to below and any Affiliates of such Lenders with whom the Debtor shall maintain any Rate Hedging Obligations (collectively with the Lenders, the "SECURED PARTIES").

                                       RECITALS

    A. The Debtor, the Lenders, the Agent, as Documentation Agent for the Lenders, and Banque Paribas, as Administrative Agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), are entering into a Credit Agreement of even date herewith (as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") pursuant to which the Lenders are extending credit to the Debtor. In addition, the Debtor, from time to time, may be obligated to one or more of the Lenders or any Affiliates of such Lenders in respect of Rate Hedging Obligations. Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

    B. It is a condition to such Secured Parties' willingness to enter into the Credit Agreement and provide to the Debtor the financing contemplated thereby and to extend credit to the Debtor that would constitute Rate Hedging Obligations that the Debtor shall have granted to the Secured Parties and the Agent, for the benefit of the Secured Parties, the liens and security interests contemplated hereby. The Debtor wishes hereby to grant such liens and security interests.

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

    SECTION 1.  THE SECURITY INTERESTS.

    (a) In order to secure (i) the performance of all obligations of the Debtor under the Credit Agreement; (ii) the due and punctual payment of the Notes, as defined in the Credit Agreement and issued pursuant thereto, to any of the Lenders, including, without limitation, all interest payable on the Notes at the interest rates provided therein and in the Credit Agreement, regardless of the extent allowed as a claim in any proceeding in respect of the bankruptcy, reorganization or insolvency of the Debtor (a "REORGANIZATION"); (iii) the due and punctual payment of the Debtor's notes or instruments as may hereafter from time to time be issued in addition to, in place of or in amendment of the Notes under the Credit Agreement, including, without limitation, all interest payable on such notes or instruments at the interest rates provided therein, regardless of the extent allowed as a claim in any Reorganization; (iv) the payment and performance of all

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indebtedness, liabilities and obligations of the Debtor under the other Security
Documents contemplated by the Credit Agreement; (v) the payment and performance of all obligations, indebtedness and liabilities of the Debtor's affiliates to any of the Agent or the Lenders under the other Security Documents; (vi) the performance of all of the obligations of the Debtor to the Agent, the Administrative Agent and the Secured Parties contained herein or in any of the other Loan Documents, including without limitation all Rate Hedging Obligations entered into with any of the Secured Parties; and (vii) the payment of all other future advances and other obligations of the Debtor to any of the Secured Parties, including without limitation any future loans and advances made to the Debtor by any of the Secured Parties prior to, during or following any Reorganization, and any and all other indebtedness, liabilities and obligations of the Debtor to any of the Secured Parties, the Administrative Agent or the Agent of every kind and description, direct, indirect or contingent, now or hereafter existing, due or to become due (all of the foregoing hereinafter called the "OBLIGATIONS"), the Debtor hereby grants to the Agent and each of the Secured Parties a continuing security interest in, and a collateral assignment and pledge of, the following described fixtures and personal property (hereinafter collectively called the "COLLATERAL"), in each case to the extent, and only to the extent, it is lawful to grant a security interest in such property:

         All fixtures and all tangible and intangible personal property of the Debtor, whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest, including without limitation, the following property: (A) all properties and assets of every type used or useful in connection with the ownership, construction, design, procurement, installation and/or operation of location, fleet management and/or related two-way messaging systems and businesses and any and all other communication businesses (collectively, the "COMMUNICATION BUSINESSES"); (B) all equipment (including, without limitation, all machinery, motor vehicles, tools, furniture, towers, transmitters, vehicle location units and other radio transceivers, messaging units, antennas, receivers, distribution systems and components thereof (including without limitation hardware, cables, fiber optic cables, switches, CODECs, amplifiers and associated devices), integrated base station units and all other equipment relating to the operation of Communications Businesses), inventory (including, without limitation, all merchandise, raw materials, work in process, finished goods, and supplies) and goods, whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest; (C) all accounts, accounts receivable, other receivables including, without limitation, intercompany receivables, contract rights, chattel paper, leases and general intangibles, including, without limitation, (i) all limited partnership interests, partnership interests and limited liability company member interests now or hereafter held by or issued to the Debtor, (ii) all existing and future rights of the Debtor to any refund of any tax assessed against or paid by the Debtor, loss carryback tax refunds, insurance premium refunds, unearned premiums, insurance proceeds, choses in action, goodwill, going concern value, trademarks, service marks, tradenames, patents, blueprints, designs, product lines, and research and development, and all Debtor's rights as a tenant under any and all Leases, (iii) all computer data and the concepts and ideas on which such data is based, all developmental ideas and concepts and papers, plans, schematics, drawings, blueprints,

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    sketches and documents, all data bases and all customer lists; (iv) all of the Debtor's rights under all present and future authorizations, permits, licenses and franchises (collectively the "FCC LICENSES") heretofore or hereafter granted or assigned to the Debtor by the Federal Communications Commission (the "FCC") or any other public or governmental agency or regulatory body for the operation or ownership of the Communication Businesses (excluding, however, any such FCC Licenses to the extent, and only to the extent, it is unlawful to grant a security interest in the same, but including, to the maximum extent permitted by law, all rights incident or appurtenant to such FCC Licenses, including without limitation the right to receive all proceeds derived or arising from or in connection with the sale, assignment or transfer of such FCC Licenses), whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest, (v) all of the Debtor's rights under all construction contracts, public utility agreements, access agreements, rights of way, transmitter site agreements, transmission capacity agreements, distribution agreements and licenses, leases, permits, authorizations and other agreements to which the Debtor is a party relating to the Communications Businesses, whether now existing or hereafter arising (excluding, however, any such contracts, agreements and leases, to the extent and only to the extent, the granting of a security interest in such agreement would violate the terms of such agreement and cause a default thereunder), (vi) all management agreements and all other agreements for the provision of management, engineering or similar services, agreements with subscribers and other similar agreements to which the Debtor is a party relating to the Communication Businesses (excluding, however, any such contracts, agreements and leases, to the extent and only to the extent, the granting of a security interest in such agreement would violate the terms of such agreement and cause a default thereunder), (vii) all other agreements relating to Communications Businesses, whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest (excluding, however, any such agreements, to the extent and only to the extent, the granting of a security interest in such agreement would violate the terms of the agreement and cause a default thereunder); and (viii) all right, title and interest, if any, under any intercompany notes, obligations or agreements, whether now owned or hereafter acquired by the Debtor, or in which the Debtor may now have or hereafter acquire an interest; (D) all securities and other investment property now or hereafter held by or issued to the Debtor, including, without limitation, all shares of stock, warrants, options, notes, investment contracts, partnership interests and member interests in limited liability companies; (E) all instruments, documents of title, policies and certificates of insurance, securities, bank deposits, deposit accounts, checking accounts and cash now or hereafter owned by the Debtor, or in which the Debtor may now have or hereafter acquire an interest; (F) all accessions, additions or improvements to, all replacements, substitutions and parts for, and all proceeds and products of, and all distributions and dividends relating to, all of the foregoing, including proceeds of insurance; and (G) all books, records, documents and other information relating to all of the foregoing (on whatever medium recorded and including without limitation computer programs, tapes, discs, punch cards, data processing software and related property and property rights).

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    (b)  CUSTOMER RECEIVABLES.  All Collateral consisting of accounts, contract rights, chattel paper and general intangibles of the Debtor arising from the sale, delivery or provision of goods and/or services are sometimes hereinafter collectively called the "CUSTOMER RECEIVABLES".

    (c)  SECURITY INTERESTS.  The security interests granted pursuant to this
SECTION 1 (the "SECURITY INTERESTS") are granted as security only and shall not subject the Agent or any of the Secured Parties to, or transfer or in any way affect or modify, any obligation or liability of the Debtor under any of the Collateral or any transaction which gave rise thereto.

    (d)  COLLATERAL ACCOUNT.

              (i) There is hereby established with the Agent a cash collateral account (the "COLLATERAL ACCOUNT") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral and any other cash proceeds of insurance, condemnation award or other compensation in respect of any casualty or disposition affecting any property of the Debtor or any of its Subsidiaries (whether received by the Agent or by the Debtor) required to be delivered to the Agent pursuant hereto or the Credit Agreement and into which the Debtor may from time to time deposit any additional amounts that the Debtor wishes to pledge to the Agent for the benefit of the Secured Parties as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Obligations until applied as hereinafter provided.

              (ii) The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this subparagraph (ii), subparagraph (iv) below and in the Credit Agreement (including, without limitation, SECTIONS 1.06 and 6.02 of the Credit Agreement). Unless an Event of Default shall have occurred and shall be continuing, the Agent shall (except as otherwise provided herein), remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Debtor, as the Debtor shall from time to time instruct. Upon the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Secured Parties as specified in the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Obligations in the manner specified in SECTION 13. Deposits in the Collateral Account that constitute any proceeds of insurance, condemnation award or other compensation in respect of any casualty or other event of the type referred to in SECTION 1.06(B) of the Credit Agreement (a "CASUALTY EVENT"), or the proceeds of any disposition of the type referred to in SECTION 1.06(D) of the Credit Agreement, in each case affecting any property of the Debtor, shall be subject to withdrawal and release only as provided in subsection
    (iv) below and SECTIONS 1.06(B) and (D), resepctively, of the Credit Agreement. Following the occurrence of any Default, the Agent shall have no obligation to release any of such proceeds to the Debtor for restoration or repair of damaged property.

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              (iii)  Promptly following the occurrence of any Casualty Event affecting any property of the Debtor (whether or not such property is Collateral hereunder) resulting in losses aggregating $500,000 or more, the Debtor shall give prompt notice thereof to the Agent and, to the extent any proceeds of insurance, condemnation award or other compensation received as a result of such casualty are to be paid to the Agent, shall cause such proceeds to be paid to the Agent for deposit into the Collateral Account, as additional collateral security for the payment of the Obligations. To the extent the Agent shall receive proceeds of any such Casualty Event resulting in a loss of less than $500,000, the Agent will, so long as no Default shall have occurred, remit such proceeds to the Debtor, PROVIDED, THAT, the provisions of SECTION 6.02(B) of the Credit Agreement shall have been satisfied.

              (iv) With respect to any proceeds that are required to be paid into the Collateral Account pursuant to subparagraphs (ii) and (iii) above, the Agent may, at its option, if no Default has occurred, elect to apply any proceeds of insurance, condemnation award or other compensation received as a result of such Casualty Event either: (i) to the restoration and repair of the property affected by such Casualty Event (the "DAMAGED PROPERTY"); or (ii) to the prepayment of the Loans in the manner and to the extent specified in SECTION 1.06(B) of the Credit Agreement. In all other cases, if no Default has occurred, the Debtor may, at its option, to be exercised by delivery of notice to the Agent within one hundred eighty
    (180) days of the respective Casualty Event, elect to apply any proceeds of insurance, condemnation award or other compensation received as a result of such Casualty Event either: (i) to the restoration and repair of the Damaged Property; or (ii) to the prepayment of the Loans in the manner and to the extent specified in SECTION 1.06(B) of the Credit Agreement.
    Failure of the Debtor to make such an election within one hundred eighty
    (180) days after the date of any such Casualty Event shall constitute an election to so apply such proceeds to the prepayment of the Loans as aforesaid.


              (v) If the Debtor or Agent elects to so restore and repair the Damaged Property, any such proceeds (and any earnings thereon) held in the Collateral Account shall be applied to the restoration and repair of the Damaged Property and advanced by the Agent in periodic installments upon compliance by the Debtor with such reasonable conditions to disbursement as may be imposed by the Agent, including, but not limited to, reasonable retention amounts and receipt of lien releases and joint checks payable to the Debtor and any contractors, subcontractors and materialmen to whom payment is owed in connection with any restoration, repair and replacement of the Damaged Property.

              (vi) Following the occurrence and the continuance of any Default, the Agent shall have no obligation to release any of such proceeds to the Debtor for restoration or repair of Damaged Property. All insurance proceeds remaining after the payment for restoration and repair of Damaged Property pursuant to this Section may, at the option of the Agent, be applied to the prepayment of the Loans in the manner and extent specified in SECTION

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    1.06(B) of the Credit Agreement or (if consented to by the Secured Parties)
    released to the Debtor.


              (vii)  Subject to the $500,000 exclusion set forth in subsection
    (iii), the Agent shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with any claims for damage or destruction under any policy or policies of insurance, and the Debtor shall within five (5) Business Days after request therefor reimburse the Agent for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and disbursements) incurred by the Agent in connection with such participation. The Debtor shall not make any compromise, adjustment or settlement in connection with any such claim without the approval of the Agent.

    SECTION 2.  DELIVERY OF PLEDGED SECURITIES AND CHATTEL PAPER.

    All securities now or hereafter owned or held by the Debtor, including without limitation, all shares of stock, warrants, options, notes, investment contracts, partnership interests in limited or general partnerships and member interests in limited liability companies, shall be promptly delivered to the Agent, by the Debtor pursuant hereto (which securities, together with all other securities and shares of stock which may hereafter be delivered to the Agent pursuant to the terms hereof, are hereinafter called the "PLEDGED SECURITIES"), shall be in suitable form for transfer by delivery, in the case of certificated securities, or shall be accompanied by duly executed instruments of transfer or assignments in blank, and accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Agent. In the case of uncertificated securities, the Debtor shall give written instructions to the issuer thereof to register the pledge hereunder in the books and records maintained by such issuer and such issuer, by signing a Confirmation of Issuer in form satisfactory to the Agent, shall confirm that it has so registered said pledge. EXHIBIT A attached hereto and made a part hereof sets forth a complete description of all securities owned or held by the Debtor on the date hereof.

    The Agent and the Secured Parties may at any time or from time to time, at their sole discretion, require the Debtor to cause any chattel paper included in the Customer Receivables to be delivered to the Agent or any agent or representative designated by it for the purpose of causing a legend referring to the Security Interests to be placed on such chattel paper and upon any ledgers or other records concerning the Customer Receivables.

    SECTION 3.  FILING; FURTHER ASSURANCES.

    The Debtor will, at its expense, execute, deliver, file and record (in such manner and form as the Agent may require), or permit the Agent to file and record, any financing statements, any carbon, photographic or other reproduction of a financing statement or this Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that the Agent may reasonably request, in order to create, preserve, perfect or validate any Security Interest or to enable the Agent to exercise and enforce its rights and the rights of the Secured Parties hereunder with respect to

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any of the Collateral.  The Debtor hereby appoints the Agent, which appointment is irrevocable and coupled with an interest, as the Debtor's attorney-in-fact solely as to this SECTION 3 to execute and file in the name and on behalf of the Debtor such additional financing statements as the Agent may reasonably request.

    SECTION 4.  REPRESENTATIONS AND WARRANTIES OF DEBTOR.

    The Debtor hereby represents and warrants to the Agent and the Secured Parties that (a) the Debtor is, or to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the sole legal and beneficial owner of the Collateral free from any lien, security interest, encumbrance or restrictions on transfer except as permitted hereunder or under the Credit Agreement or under any other Loan Document; (b) except as specified in and permitted by the Credit Agreement, no financing statement covering the Collateral is on file in any public office, other than the financing statements filed pursuant to this Agreement; (c) all additional information, representations and warranties contained in EXHIBIT B hereto as to the Debtor and made a part hereof are true, accurate and complete on the date hereof; (d) there are no restrictions upon the voting rights of any of the Pledged Securities and the Debtor has the right to vote, pledge, grant a security interest in and otherwise transfer the Pledged Securities owned by it free of any encumbrances (other than applicable restrictions imposed by any Federal, state or local authorities, or Federal or state securities laws or regulations); and (e) the Pledged Securities are duly and validly issued, fully paid and nonassessable, and each certificate or instrument evidencing the Pledged Securities is issued in the name of the Debtor as described on EXHIBIT A.

    SECTION 5.  COVENANTS OF DEBTOR.

    The Debtor hereby covenants and agrees with the Agent and the Secured Parties that the Debtor (a) shall take such action as reasonably necessary to protect the Collateral against all claims and demands of all persons at any time claiming any interest therein senior to that of the Agent and the Secured Parties; (b) shall provide the Agent with prompt written notice of (i) any change in the Debtor's principal office or the office where the Debtor maintains its books and records pertaining to the Customer Receivables, and (ii) the movement or location of any Collateral to or at any address other than as set forth in EXHIBIT B with respect to the Debtor; (c) shall promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent permitted under the Credit Agreement; (d) shall immediately notify the Agent of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution, except as otherwise permitted by the Credit Agreement; (e) shall have and maintain insurance at all times in accordance with the provisions of the Credit Agreement; (f) except in accordance with the Credit Agreement, shall not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein, without the written consent of the Agent;
(g) shall keep the Collateral free from any adverse lien, security interest or encumbrance other than liens, security interests or encumbrances contemplated hereby and permitted under the Credit Agreement; (h) shall keep the Collateral in

                                        - 7 -
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good order and repair, reasonable wear and tear excepted, and shall not waste, destroy or dispose of the Collateral or any part thereof, except as otherwise permitted by the Credit Agreement; and (i) shall not use the Collateral in violation of any statute or ordinance, the violation of which could have a Material Adverse Effect.

    SECTION 6.  RECORDS RELATING TO COLLATERAL.

    The Debtor will keep its records concerning the Collateral, including the Customer Receivables and all chattel paper included in the Customer Receivables, at its office or one or more of the other locations designated in EXHIBIT B or at such other place or places of business of which the Agent shall have been notified in writing upon no less than thirty (30) days in advance. The Debtor will hold and preserve such records and chattel paper and will permit representatives of the Agent and the Secured Parties at any time during normal business hours to examine and inspect the Collateral and to make abstracts from such records and chattel paper in accordance with the terms of the Credit Agreement, and will furnish to the Agent and the Secured Parties such information and reports regarding the Collateral as the Agent and the Secured Parties may from time to time reasonably request; PROVIDED, HOWEVER, that no notice shall be required of the Agent if an Event of Default has occurred.

    SECTION 7.  RECORD OWNERSHIP OF PLEDGED SECURITIES.

    Upon the occurrence of an Event of Default (as defined in SECTION 11) that is continuing and subject to SECTION 17 and the requirements of applicable law, the Agent may cause, upon written notification to the Debtor, any or all of the Pledged Securities to be transferred of record into the Agent's name. The Debtor shall promptly give to the Agent copies of any notices or other communications received by the Debtor with respect to Pledged Securities registered in its name.

    SECTION 8.  RIGHT TO RECEIVE DISTRIBUTIONS ON PLEDGED SECURITIES.

    (a) Unless and until an Event of Default has occurred and is continuing, and the Agent, at the Secured Parties' direction, shall have notified the Debtor in writing of its election to exercise the Agent's rights under Subsection (b) below, the Debtor shall be entitled, from time to time, to receive for its own use any and all dividends, interest and other payments and distributions made upon or with respect to the Pledged Securities (subject to any restrictions thereon set forth in the Credit Agreement or any other Loan Document referred to therein), except:

         (i)  stock dividends,

         (ii) dividends payable in securities, member interests or other property (except cash dividends or distributions),

         (iii) dividends or distributions on dissolution or on partial or total liquidation or in connection with a reduction of capital, capital surplus or paid-in surplus, and

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         (iv)  other securities issued with respect to or in lieu of the
    Pledged Securities (whether upon conversion of any convertible securities included therein or through stock split, spin-off, split-off, reclassification, merger, consolidation, sale of assets, combination of shares or otherwise).

All of the foregoing, together with all new, substituted or additional shares of capital stock, warrants, options, notes or other rights, or other securities issued in addition to or in respect of all or any of the Pledged Securities shall be delivered to the Agent hereunder as required by SECTION 2, to be held as Collateral pursuant to the terms hereof in the same manner as the Pledged Securities delivered to the Agent on the date hereof. The Debtor shall have the right to receive and retain all dividends, distributions, principal, interest and other payments made upon or with respect to the Pledged Securities, except those which the Agent is specifically authorized to receive as provided above, and the Agent, at the Secured Parties' direction, shall take all such action as may be necessary or appropriate to give effect to such right. From time to time upon receiving a written request from the Debtor accompanied by a certificate signed by the Debtor stating that no Event of Default has occurred and is continuing, the Agent shall deliver to the Debtor suitable assignments and orders for the payment to the Debtor or upon its order of all dividends, distributions, principal, interest and other payments to which the Debtor is entitled as aforesaid, upon or with respect to any Pledged Securities which are registered or standing in the name of the Agent. Nothing in this SECTION 8 shall be deemed to permit any issuance of debt or equity securities, exercise of rights, distributions, payments or other actions not otherwise expressly permitted by the Credit Agreement.

    (b) Notwithstanding any provision herein to the contrary, if any Event of Default shall have occurred and be continuing, upon the giving of written notice referred to in subsection (a) above, then and whether or not any holder of the Obligations exercises any available option to declare such Obligations due and payable or seeks or pursues any other relief or remedy available to such holder under this Agreement or any instrument or agreement evidencing or securing any Obligations, all dividends, distributions or interest or principal payments, as the case may be, on the Pledged Securities shall be paid directly to the Agent on behalf of the Secured Parties, and retained by it as part of the Pledged Securities, subject to the terms of this Agreement, and, if the Agent shall so request in writing, each Debtor agrees to execute and deliver to the Agent appropriate additional distributions and other orders and documents to that end.

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    SECTION 9.  RIGHT TO VOTE PLEDGED SECURITIES.

    (a) Subject to SECTION 17 and applicable law, unless and until an Event of Default has occurred and is continuing and the Agent shall have notified the Debtor in writing of its election to exercise the Agent's rights under Subsection (b) below, the Debtor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Securities and to exercise conversion rights with respect to any convertible securities included therein (provided, however, that no vote shall be cast, and no consent shall be given or shareholder action taken, which would have the effect of impairing the position or interest of the Agent and the Secured Parties with respect to the Pledged Securities or which would authorize or effect any action then prohibited by the Credit Agreement or any other Loan Document referred to therein). Subject to SECTION 17 and applicable law, the Agent shall, upon receiving a written request from the Debtor, deliver to the Debtor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any Pledged Securities which are registered in the Agent's name, and make such arrangements with respect to the conversion of convertible securities as shall be specified in the Debtor's request.

    (b)  Notwithstanding any provision herein to the contrary, other than
SECTION 17, if any Event of Default shall have occurred and be continuing, upon written notice to the Debtor of such election, then and whether or not any holder of the Obligations exercises any available option to declare such Obligations due and payable or seeks or pursues any other relief or remedy available to such holder under this Agreement or any instrument or agreement evidencing or securing any Obligations, the Agent, or its nominee, shall forthwith, without further act on the part of any person, have the sole and exclusive right, subject to SECTION 17 and (to the extent permitted by law) to exercise all voting and other powers of ownership pertaining to the Pledged Securities and shall exercise such powers in such manner as the Agent, at the Secured Parties' direction, shall determine to be necessary, appropriate or advisable. The Debtor hereby agrees to execute and deliver to the Agent such additional powers, authorizations, proxies, dividends and such other documents as the Agent may reasonably request to secure to the Agent the rights, powers and authorities intended to be conferred upon the Agent by this subsection (b).

    SECTION 10.  GENERAL AUTHORITY.

    Subject to SECTION 17 and to the extent permitted under FCC rules, regulations and policies, and other Federal, state or local authorities, including, without limitation, Federal and state securities laws, the Debtor hereby appoints the Agent as the Debtor's lawful attorney, with full power of substitution, in the name of the Debtor, for the sole use and benefit of the Agent on behalf of the Secured Parties, but at the Debtor's expense, to exercise, all or any of the following powers with respect to all or any of the Collateral during the existence of any Event of Default:

         (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due;

         (ii) to receive, take, endorse, assign and deliver all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Agent;

         (iii) to settle, compromise, initiate, prosecute or defend any action or proceeding with respect thereto;

         (iv) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or the related goods securing the Customer Receivables, as fully and effectually as if the Agent on behalf of the Secured Parties was the absolute owner thereof;

         (v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

         (vi) to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon; and

         (vii) to the extent permitted by law, including without limitation, FCC, state and local rules, regulations and policies and Federal and state securities laws, to execute any document or form, in the name of the Debtor, which may be necessary or desirable in connection with any sale of the Pledged Securities by the Agent, including without limitation Form 144 (or any successor form) promulgated by the Securities and Exchange Commission; provided that the Agent shall give the Debtor not less than twenty (20) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. Such appointment as attorney is irrevocable and coupled with an interest.

    SECTION 11.  EVENTS OF DEFAULT.

    The Debtor shall be in default under this Agreement upon the occurrence of any "Event of Default" under and as defined in the Credit Agreement (hereinafter referred to as an "EVENT OF DEFAULT").

    SECTION 12.  REMEDIES UPON EVENT OF DEFAULT.

    (a) Subject to SECTION 17, if an Event of Default shall occur and be continuing, the Agent, on behalf of the Secured Parties, may exercise all the rights and remedies of a secured party under the Uniform Commercial Code. Without limitation of the foregoing, unless the Obligations shall have been paid in full in cash, the Agent, at the Secured Parties' direction, may, in the Secured Parties' sole discretion, without further demand, advertisement or notice, except as expressly provided for in subsection (i) of this Section, apply the cash, if any, then held by it as Collateral hereunder, for the purposes and in the manner provided in SECTION 13, and if there shall be no such cash or the cash so applied shall be insufficient to make payment in full of all payments provided in SECTION 13,

         (i) Subject to SECTION 17 and applicable law, including, without limitation, Federal and state securities laws, sell the Collateral, or any part or component thereof, in one or more sales, at a public or private sale, conducted by any officer or agent of the Agent, at a place of business of the Agent or elsewhere, for cash, upon credit or future delivery, and at such price or prices as the Agent shall determine, and the Agent or any Secured Party may be the purchaser of any or all of the Collateral so sold. Upon any such sale, the Agent shall have the right, subject to SECTION 17, to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including the Agent or any Secured Party) at any such sale shall hold the Collateral so sold, absolutely free from any claim or right of whatsoever kind, including, without limitation, any equity or right of redemption of the Debtor which the Debtor, to the extent it may lawfully do so, hereby specifically waives. The Agent shall give the Debtor at least ten (10) days' written notice of any such public or private sale. The Agent shall not be obligated to make any sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, or any adjournment thereof, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Collateral for credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to pay for the Collateral so sold, and in case of any such failure, such Collateral may again be sold under and pursuant to the provisions hereof; or


         (ii) Proceed by a suit or suits at law or in equity to foreclose upon this Agreement and, subject to SECTION 17 and any other applicable laws, including, without limitation, Federal and state securities laws, sell the Collateral, or any portion or component thereof, under a judgment or decree of a court or courts of competent jurisdiction.

    (b) If at any time when the Agent, at the Secured Parties' direction, shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to subsection (a)(i) of this Section, such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as from time to time in effect (the "SECURITIES ACT") or the securities laws of any state, the Agent, at the Secured Parties' direction, in their sole and absolute discretion, is hereby expressly authorized to sell such Pledged Securities or such part thereof by private sale in such manner and under such circumstances as the Agent and the Secured Parties may deem commercially reasonable in order that such sale may legally be effected without such registration. The Agent and the Secured Parties shall sell all or any part of the Pledged Securities at a price which they deem commercially reasonable under the circumstances.

    (c) Subject to SECTION 17 and applicable law, the Agent as attorney-in-fact pursuant to SECTION 10 may, in the name and stead of the Debtor, make and execute all conveyances, assignments and transfers of any Collateral sold in accordance with this Agreement. The Debtor shall, if so reasonably requested by the Agent, ratify and confirm any sale or sales by executing and delivering to the Agent, or to such purchaser or purchasers, all such instruments as may, in the reasonable judgment of the Agent, be advisable for such purpose.

    (d) The receipt by the Agent of the purchase money paid at any such sale made by it shall be a sufficient discharge therefor to any purchaser (other than the Agent) of the Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or his or its representatives or assigns) (other than the Agent), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

    SECTION 13.  APPLICATION OF COLLATERAL AND PROCEEDS.

    The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priority: (a) first, to pay the expenses of such sale or other realization, including reasonable attorneys' fees, and all reasonable expenses, liabilities and advances incurred or made by the Agent or any of the Secured Parties in connection therewith, and any other unreimbursed expenses for which the Agent or any of the Secured Parties are to be reimbursed pursuant to SECTION 14; (b) second, to the payment of the Obligations in such order of priority as the Secured Parties, in their sole discretion, shall determine; and (c) finally, to pay to the Debtor, or its successors and assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

    SECTION 14.  EXPENSES; AGENT'S LIEN.

    The Debtor will forthwith upon demand pay to the Agent: (a) the amount the Agent or any of the Secured Parties have paid (i) in respect of taxes arising by reason of the Security Interests (including, without limitation, any applicable transfer, intangible, recordation and personal property taxes but excluding taxes in respect of the Agent's and the Secured Parties' income and profits) or
(ii) in order to free any of the Collateral from any lien thereon, and (b) the amount of any and all reasonable costs and expenses (including, without limitation, the reasonable fees and disbursements of its counsel and of any agents not regularly in its employ) which the Agent or any of the Secured Parties may incur in connection with (i) the preparation and interpretation of this Agreement and any amendments hereto or modifications hereof, (ii) the collection, sale or other disposition of any of the Collateral, (iii) the exercise by the Agent or any of the Secured Parties of any of the powers conferred upon any of them hereunder, (iv) any Event of Default on the Debtor's part hereunder or (v) any Reorganization.

    SECTION 15. SURVIVAL OF OBLIGATIONS; TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL.

    This Agreement and the warranties, representations, agreements and covenants contained herein and in any certificates or instruments delivered pursuant hereto shall survive the making of the Loans (as defined in the Credit Agreement) and the execution and delivery of the Notes, regardless of any investigation made by the Agent or the Secured Parties or any person on behalf of the Agent or the Secured Parties, and shall continue for so long as any of the Obligations shall remain outstanding or any of the Secured Parties shall have any obligation to advance funds to the Debtor. Upon the repayment and performance in full of all the Obligations and the expiration or termination of any obligations of any of the Secured Parties to advance funds to the Debtor, the Security Interests shall terminate and all rights to the Collateral, except as set forth below, shall revert to the Debtor. Upon such termination of the Security Interests or release of Collateral, the Agent will, at the Debtor's expense to the extent permitted by law, promptly execute and deliver to the Debtor such documents as reasonably necessary or as the Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

    SECTION 16.  NOTICES.

    All notices, requests, demands and other communications provided for hereunder shall be in writing in the manner set forth in the Credit Agreement.

    SECTION 17.  FCC APPROVALS AND MUNICIPAL APPROVALS.

    The Agent's and the Secured Parties' rights under this Agreement are subject to all applicable rules and regulations of the FCC. Notwithstanding anything to the contrary contained herein, neither the Agent nor any of the Secured Parties will take any action pursuant to this Agreement which would constitute or result in any assignment of any FCC license or any change of control of the Debtor or any FCC license, or any government license, permit or franchise, whether DE JURE or DE FACTO, if such assignment of license, permit or franchise or of control would require the prior approval of the FCC under the Communications Act of 1934, as amended (including the written rules and regulations promulgated by the FCC). The Debtor agrees to take any action which the Agent may reasonably request in order to obtain and enjoy to the fullest possible extent the rights and benefits granted to the Agent and the Secured Parties by this Agreement and each other agreement, instrument and document delivered to the Agent and the Secured Parties in connection herewith or in any document evidencing or securing the Collateral, including specifically, at the Debtor's own cost and expense, the use of its best efforts to assist in obtaining approval of the FCC or any other agency or government for any action or transaction contemplated by, and consistent with the terms of, this Agreement which is then required by law, and specifically, without limitation, upon request, to prepare, sign and file (or cause to be filed) with the FCC's or any other agency or government the assignor's or transferor's portion of any application or applications for consent to the assignment of any license, permit or franchise or change of control necessary or appropriate under the FCC's or any agency or government's rules or regulations for approval of (a) the assignment of any FCC license or transfer of control thereof, (b) any sale or sales of property constituting the Collateral by any of the Secured Parties or the Agent on their behalf, or (c) any assumption by any of the Secured Parties or the Agent on their behalf of voting rights or management rights in property constituting the Collateral effected in accordance with the terms of this Agreement. Furthermore, notwithstanding anything to the contrary contained in this Agreement, the Agent and the Secured Parties agree that (aa) voting rights in the Pledged Securities shall remain with the Debtor even upon an Event of Default unless all required prior approvals of the FCC to the transfer of such voting rights shall have been obtained, (bb) upon an Event of Default, and only if so permitted by this Agreement, the Agent or the Secured Parties may dispose of the Pledged Securities, but only by private or public sale or other means acceptable to the FCC, and (cc) prior to the exercise of stockholder rights by a purchaser at such sale, all necessary FCC consents with respect to such sale shall be timely obtained.

    SECTION 18.  RIGHT OF SET-OFF.

    In furtherance and not in limitation of any provisions herein contained, the Debtor hereby agrees that any and all deposits or other sums at any time claimed by or due from the Agent or any of the Secured Parties to the Debtor shall at all times constitute security for the Obligations and, upon the occurrence of an Event of Default, the Agent and each of the Secured Parties may exercise any right of set-off against such deposits or other sums as may accrue or exist under applicable law, whether or not the Obligations are otherwise fully secured.

    SECTION 19.  MISCELLANEOUS.

    (a) No failure on the part of the Agent or the Secured Parties to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of the Secured Parties of any right, power or remedy under this Agreement preclude any other right, power or remedy. The remedies in this Agreement are cumulative and are not exclusive of any other remedies provided by law. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

    (B) THIS AGREEMENT SHALL BE DEEMED EXECUTED AS A SEALED INSTRUMENT AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AS A CONTRACT TO BE EXECUTED AND PERFORMED WITHIN THE STATE OF NEW YORK.

    (C) This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same Agreement.

    SECTION 20.  PAYMENT OF EXPENSES.

    In the event this Agreement shall be enforced by suit or otherwise, the Debtor will reimburse the Agent and the holder or holders of the Obligations, upon demand, for all reasonable expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees (including without limitation all such costs, charges and expenses incurred by the Agent or any of the Secured Parties in connection with any Reorganization).

    SECTION 21.  SEVERABILITY.

    If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent.

    SECTION 22.  INCONSISTENCIES.

         Any inconsistencies between the provisions of this Agreement and the Credit Agreement shall be governed by reference to the provisions of the Credit Agreement.

    SECTION 23.  CONSENT TO JURISDICTION.

    THE DEBTOR, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO
THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, THE DEBTOR CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE DEBTOR AT THE ADDRESS PROVIDED HEREIN. TO THE EXTENT THE DEBTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF
EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY,      THE DEBTOR
HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

    SECTION 24.  WAIVER OF JURY TRIAL.

    THE DEBTOR HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

    SECTION 25.  AGENCY.

    The parties hereto, and any person not a party hereto for whose benefit the Agent holds the Collateral hereunder, acknowledge that the Agent has been requested to act as agent for the Secured Parties hereunder pursuant to the terms of the Credit Agreement, and that the Agent, to the extent it may so act hereunder, shall exercise all of the rights and remedies hereunder on behalf of, and as agent for the benefit of, the Secured Parties and each of them. Without limiting the generality of the foregoing, the Agent is authorized to execute and deliver, from time to time, on behalf of the Secured Parties, any and all amendments and modifications to this Agreement and any and all waivers to any conditions herein or any Event of Default hereunder.


                        *THE NEXT PAGE IS THE SIGNATURE PAGE*

    IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto by their duly authorized representatives all as of the day and year first above written.


                                  DEBTOR:

                                  TELETRAC, INC.


                                  By:__________________________________
                                        Alan Howe, Vice President of
                                        Finance and Corporate Development


                                  AGENT:

                                  FLEET NATIONAL BANK


                                  By:__________________________________
                                        Christopher A. Swindell, Vice President
                                        Media & Communications Group

                                      EXHIBIT A

                          PLEDGED SECURITIES ON DATE HEREOF


                                      SECURITIES                     NO. OF
SHARES

Class A Common Stock , par value $.01, of Teletrac, Inc.              1,000

                                      EXHIBIT B

                                    TELETRAC, INC.

                      ADDITIONAL REPRESENTATIONS AND WARRANTIES


    1.   The exact name of the Debtor is Teletrac, Inc.

    2. The Debtor does business in California, Ohio and Pennsylvania as Teletrac Location.

    3. The Debtor is not qualified to do business in any jurisdiction other than:


         1.  Delaware                  13.  New Jersey
         2.  Kansas                    14.  New York
         3.  Illinois                  15.  Pennsylvania
         4.  Texas                     16.  Virginia
         5.  California                17.  Wisconsin
         6.  Florida                   18.  Arizona
         7.  Michigan                  19.  Indiana
         8.  Connecticut               20.  Minnesota
         9.  District of Columbia      21.  Missouri
         10.  Georgia                  22.  Ohio
         11.  Maryland                 23.  Oregon
         12.  Massachusetts            14.  Washington

    4. The Debtor's chief executive office and principal place of business is 2323 Grand Street, Suite 1100, Kansas City, Missouri 64108.

    5. All of the Debtor's personal property is located at the following addresses:

                                        - 20 -